EXHIBIT (n)(4)
CONSENT OF INDEPENDENT ACCOUNTANTS
We have issued our report dated August 9, 2017, with respect to the combined consolidated financial statements of National Property REIT Corp. for the years ended December 31, 2016 and December 31, 2015, included in the Prospectus of Prospect Capital Corporation on Form N-2, Amendment No. 48 (File No. 333-213391) dated October 20, 2017. We hereby consent to the inclusion of said report in the Form N-2, Amendment No. 48 (File No. 333-213391) dated October 20, 2017.

/s/ BDO USA, LLP
New York, New York
October 20, 2017